Exhibit 1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            THE PENN TRAFFIC COMPANY


This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation originally filed April 22, 1992, as amended, pursuant to Section 245 of the General Corporation Law of Delaware.

1. Name. The name of the corporation is The Penn Traffic Company (the "Corporation").

2. Address; Registered Office and Agent. The address of the Corporation's registered office is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and its registered agent at such address is Corporation Trust Company.

3. Purpose. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (as amended from time to time, the "DGCL").

4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is One Million (1,000,000) shares of Preferred Stock of $.01 par value per share (the "Preferred Stock") and Thirty Million (30,000,000) shares of Common Stock of $.01 par value per share (the "Common Stock"). Each share of Common Stock, $1.25 par value, per share, issued and outstanding or held in treasury immediately prior to the effectiveness of this Amended and Restated Certificate is automatically and without any further action by the Corporation or the holders thereof converted to 0.01 shares of Common Stock upon the filing of this Amended and Restated Certificate.

To the extent required by section 1123(a)(6) of the U.S. Bankruptcy Code (11 U.S.C. ss. 1123(a)(6)), no nonvoting equity securities of the Corporation shall be issued. This provision shall have no further force and effect beyond that required by section 1123(a)(6) and is applicable only for so long as such section is in effect and applicable to the Corporation.

5. Preferred Stock. The Board of Directors is expressly authorized, by resolution or resolutions, to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the holders of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

6. Common Stock. Except as otherwise provided by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

7. Provisions Relating to Limitation on Stockholder Rights Plan. Notwithstanding any other powers set forth in this Amended and Restated Certificate of Incorporation, the Board of Directors shall not adopt a stockholders "rights plan" (which for this purpose shall mean any arrangement pursuant to which, directly or indirectly, Common Stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the Common Stock at less than the prevailing market price of the Common Stock), unless (i) such rights plan is adopted by the affirmative vote of no less than eighty percent (80%) of the members of the Board of Directors voting on such Rights Plan at a properly called regular or special meeting; and (ii) by its terms, such rights plan (and the rights issuable pursuant thereto) expires within one hundred twenty (120) days from the date of its adoption by the Board of Directors, unless extended by the affirmative vote of a majority of the votes cast of the capital stock of the Corporation then outstanding and entitled to vote at an election of directors and present in person or represented by proxy at the next meeting (annual or special) of stockholders, in which case such rights plan (and the rights issuable pursuant thereto) may be extended for a period of no more than ninety (90) days from the expiration of the one hundred twenty (120) day period; prior to the expiration of the first ninety (90) day extension period or any subsequent ninety (90) day extension period, such rights plan (and the rights issuable pursuant thereto) may be extended for an additional period of ninety (90) days upon the affirmative vote of a majority of the votes cast of the capital stock of the Corporation then outstanding and entitled to vote at an election of directors and present in person or represented by proxy at the next meeting (annual or special) of stockholders.

8. Section 203. Pursuant to section 203(b)(1) of the DGCL, the Corporation hereby expressly opts not to be governed by section 203 of the DGCL.

9. Indemnification.

9.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the Corporation, for any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity") while serving as a director or officer of the Corporation, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent specified by the Board of Directors of the Corporation at any time and to the extent not prohibited by law, the Corporation may indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the Corporation, for any Other Entity, against judgment, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

9.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the DGCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

9.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Amended and Restated Certificate of Incorporation, the Amended and Restated By-laws of the Corporation (the "By-laws"), any agreement (including any policy of insurance purchased or provided by the Corporation under which directors, officers, employees and other agents of the Corporation are covered), any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

9.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

9.5 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 9, the By-laws or under section 145 of the DGCL or any other provision of law.

9.6 The provisions of this Section 9 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 9 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Section 9 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

9.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

9.8 Any director or officer of the Corporation serving in any capacity in (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or
(ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

9.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 9 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

10. Compromise, Arrangement or Reorganization. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders of this Corporation, as the case may be, and also on this Corporation.

11. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including breaches resulting from such director's grossly negligent behavior, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the DGCL or (d) for any transaction from which the director derived any improper personal benefits. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

12. By-Laws. The power to make, alter or repeal the By-laws, and to adopt any new By-law, shall be vested solely in the stockholders. The power to make, alter or repeal the By-laws, and to adopt any new By-law, shall not be vested in the Board of Directors.

13. Stockholder Meetings. Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of such holders and may also be effected by any consent in writing of such holders in lieu of a meeting. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the By-laws of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation, which restates and amends the Corporation's Certificate of Incorporation, after having been duly adopted, recommended and approved by the Board of Directors and adopted by the affirmative vote of a majority of the outstanding shares of Common Stock in accordance with Sections 242 and 245 of the DGCL, to be signed by its duly authorized officer this _____day of _________, 1999.



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